EXHIBIT 11.1



                    NETWORK EQUIPMENT TECHNOLOGIES, INC.
       Computation of Primary and Fully Diluted Earnings Per Share
           (in thousands, except per share amounts - unaudited)


                                                              Quarter Ended          Six Months Ended
                                                           Sept. 28,  Sept. 29,    Sept. 28,  Sept. 29,
                                                             1997       1996         1997       1996
                                                           --------   --------     --------   --------
Primary
   Earnings:
      Income before extraordinary gain                     $  5,759   $  5,145     $ 11,414   $  9,623
      Extraordinary gain on repurchase of debentures            -          444          -          444
                                                           --------   --------     --------   --------
         Net income                                        $  5,759   $  5,589     $ 11,414   $ 10,067
                                                           --------   --------     --------   --------

   Shares:
      Weighted average number of common shares
         outstanding                                         21,196     20,828       21,130     20,861
      Number of common equivalent shares assuming
         exercise of dilutive stock options                   1,012        467          850        590
                                                           --------   --------     --------   --------
                                                             22,208     21,295       21,980     21,451
                                                           --------   --------     --------   --------

   Primary earnings per share:
      Income before extraordinary gain                     $    .26   $    .24     $    .52   $    .45
                                                           ========   ========     ========   ========
      Net income                                           $    .26   $    .26     $    .52   $    .47
                                                           ========   ========     ========   ========

Fully Diluted
   Earnings:
      Income before extraordinary gain                     $  5,759   $  5,145     $ 11,414   $  9,623
      Extraordinary gain on repurchase of debentures            -          444          -          444
                                                           --------   --------     --------   --------
         Net income                                        $  5,759   $  5,589     $ 11,414   $ 10,067
                                                           --------   --------     --------   --------

   Shares:
      Weighted average number of common shares
         outstanding                                         21,196     20,828       21,130     20,861
      Number of common equivalent shares assuming
         exercise of dilutive stock options                   1,012        467        1,014        718
      Number of common equivalent shares assuming
         conversion of convertible securities (1)               -          -            -          -
                                                           --------   --------     --------   --------
                                                             22,208     21,295       22,144     21,579
                                                           --------   --------     --------   --------

   Fully diluted earnings per share:
      Income before extraordinary gain                     $    .26   $    .24     $    .52   $    .45
                                                           ========   ========     ========   ========
      Net income                                           $    .26   $    .26     $    .52   $    .47
                                                           ========   ========     ========   ========

_________________

(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.